EXHIBIT 23(c)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Westport Bancorp, Inc.

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 26, 1996 included in Westport Bancorp, Inc.'s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 1995 and to all references to our firm included in this registration statement.



                               ARTHUR ANDERSEN LLP


New York, New York
October 21, 1996